As filed with the Securities and Exchange Commission on July 14, 2015

Registration No. 333-193396

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2465228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

717 Fifth Avenue

New York, New York 10022

(212) 235-2190

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Pyontek

Chief Financial Officer

Trinity Place Holdings Inc.

717 Fifth Avenue

New York, New York 10022

(212) 235-2190

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Bessonette, Esq.

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

(212) 715-9100

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The Company filed a Registration Statement on Form S-1 (File No. 333-193396), declared effective on January 31, 2014, as amended by Post-Effective Amendment No. 1 on Form S-1, as amended by Post-Effective Amendment No. 2 on Form S-1, declared effective on August 1, 2014. This Post-Effective Amendment No. 3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3 and to make certain updates and corresponding changes to the Registration Statement. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 14, 2015

PROSPECTUS

Trinity Place Holdings Inc.

5,409,028 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 5,409,028 shares of common stock of Trinity Place Holdings Inc., or the common stock, including (i) up to 3,369,444 shares of common stock that were issued pursuant to a Stock Purchase Agreement, dated as of October 1, 2013, or the Stock Purchase Agreement, between Trinity Place Holdings Inc. and Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund, or Third Avenue, and (ii) up to an aggregate of 2,039,584 shares of common stock issued and issuable pursuant to restricted stock unit awards made in connection with the Employment Agreement, dated as of October 1, 2013, between Trinity Place Holdings Inc. and Matthew Messinger, or the Employment Agreement. We are required to file this registration statement pursuant to the Stock Purchase Agreement and the Employment Agreement.

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We do not know when or in what amount the selling stockholders may offer the shares for sale.

We have agreed to pay certain expenses in connection with this registration statement and to indemnify Third Avenue against certain liabilities. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of common stock by them.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 8 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

The common stock is quoted on the OTCQB under the symbol “TPHS.” The last reported sale price of the common stock on the OTCQB on July 13, 2015 was $7.00 per share.

Investing in the common stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to make an investment in the common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2015

Neither we nor the selling stockholders have authorized any other person to provide any information other than that contained in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “Trinity,” the “Company,” “we,” “us” and “our” refer to Trinity Place Holdings Inc., a Delaware corporation, and its subsidiaries and predecessor company.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The shares of common stock are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, and you should assume that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common stock.

As permitted under the rules of the Securities and Exchange Commission, or the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from us. See “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and information relating to the Company that are based on the beliefs of management of the Company as well as assumptions made by and information currently available to management. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others:

•	the Company’s limited operating history;

•	the Company’s ability to execute its business plan as it relates to the development or sale of the Trinity Place Property;

•	risks associated with investments in leased real estate generally;

•	the ability of the Company to renew its leases and enter into new leases;

•	competition;

•	risks associated with partnerships or joint ventures;

•	the Company’s ability to obtain required permits, site plan approvals and/or other governmental approvals in connection with the development and/or redevelopment of its properties;

•	the ability of the Company to obtain financing;

•	the influence of certain majority stockholders;

•	certain conflicts of interest as a result of certain of our directors having affiliations with certain of our stockholders;

•	the restrictions contained in the Plan and our certificate of incorporation, including restrictions that may be imposed as a result of certain voting and approval rights of the holder of our Series A preferred stock and limitations in our certificate of incorporation on acquisitions and dispositions of our common stock designed to protect our net operating loss carryforwards, or NOLs, and certain other tax attributes, which may not succeed in protecting such tax attributes, and/or may limit the liquidity of our common stock;

•	loss of key personnel;

•	the failure of the Company’s wholly-owned subsidiary to repay outstanding indebtedness;

•	the Company’s ability to use NOLs to offset future taxable income for U.S. Federal income tax purposes;

1

•	stock price volatility;

•	certain provisions in our charter documents and Delaware law may have the effect of making more difficult or otherwise discouraging, delaying or deterring a takeover or other change of control of us;

•	the adequacy of reserves for Company operating expenses;

•	unanticipated difficulties which may arise with respect to the Company and other factors which may be outside the Company’s control or that are not currently known to the Company or which the Company believes are not material.

In evaluating such statements, you should specifically consider the risks identified under the section entitled “Risk Factors” in this prospectus and in any prospectus supplement, any of which could cause actual results to differ materially from the anticipated results. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those contemplated by any forward looking statements. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere described in this prospectus and other reports filed with the SEC. All forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference in this prospectus, the date of such document, in each case based on information available to us as of such date, and we assume no obligation to update any forward-looking statements, except as required by law.

2

PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus which we believe to be important. We have selected highlights of material aspects of our business to be included in this summary. You should read this entire prospectus, including the information incorporated by reference in this prospectus, which includes the description of our business and the information provided under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Investing in our common stock involves risks. Therefore, you should carefully consider the information provided under the heading “Risk Factors” in this prospectus and in the other reports that we file with the SEC.

Overview

Trinity Place Holdings Inc. is a real estate holding, investment and asset management company. Our business is primarily to own, invest in, manage, develop and/or redevelop real estate assets and/or real estate related securities. Our principal asset is a property located at 28-42 Trinity Place in Lower Manhattan, referred to as the Trinity Place Property. We also own a shopping center located in West Palm Beach, Florida and retail locations in Westbury, New York and Paramus, New Jersey and we control a variety of intellectual property assets focused on the consumer sector.

The predecessor to Trinity is Syms Corp., or Syms. Syms and its subsidiaries, or the Debtors, filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code, or Chapter 11, in the United States Bankruptcy Court for the District of Delaware, on November 2, 2011. On August 30, 2012, the Court entered an order confirming the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries, or the Plan. On September 14, 2012, the Plan became effective and the Debtors consummated their reorganization under Chapter 11 through a series of transactions contemplated by the Plan and emerged from bankruptcy. As part of those transactions, reorganized Syms merged with and into Trinity, with Trinity as the surviving corporation and successor issuer pursuant to Rule 12g-3 under the Exchange Act.

Following a General Unsecured Claim Satisfaction and the final payment to the former Majority Shareholder (each as defined under the Plan), the Company will have satisfied its remaining obligations under the Plan and will no longer operate under the terms and restrictions of the Plan.

General Business Plan

Since the effective date of the Plan, Trinity’s business plan has been focused on the monetization of its commercial real estate properties, including the development or sale of the Trinity Place Property, a vacant building in downtown Manhattan, and related development rights, and the payment of approved claims, all in accordance with the Plan. The Company also continues to explore monetizing its intellectual property assets, including its rights to the Filene’s Basement® trademark and the Stanley Blacker® brand.

Corporation Information

Our principal executive offices are located at 717 Fifth Avenue, Suite 1303, New York, New York 10022. The Company’s telephone number at such address is (212) 235-2190.

3

The Offering

Background	We agreed to file a registration statement, of which this prospectus forms a part, with the SEC to register the sale of our common stock held by the selling stockholders named in this prospectus. See “Selling Stockholders.”

Shares of Common Stock Offered by the Selling Stockholders	Up to 5,409,028 shares

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors”.

OTCQB Symbol	TPHS

4

RISK FACTORS

Investing in the common stock involves a high degree of risk. You should carefully consider the specific risk factors set forth under “Risk Factors” in Item 1A of Part I of our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K that we file after the date of this prospectus, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before deciding whether to invest in the common stock. For more information, see “Incorporation of Certain Information by Reference”. The risks and uncertainties described in this prospectus and the documents incorporated by reference in this prospectus are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

This prospectus relates to 5,409,028 shares of common stock which may be sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiation between the selling stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

The common stock to be sold by Third Avenue is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders with respect to the shares offered for sale by Third Avenue.

The common stock to be sold by Mr. Messinger includes common stock that has been issued and that is issuable in the future upon settlement of restricted stock units in accordance with the terms of our employment agreement with him. To the extent currently unissued, when common stock underlying the restricted stock units is issued, there will be dilution to the ownership interests of our existing shareholders. However, there will be no dilution with respect to the shares offered for sale by Mr. Messinger.

5

SELLING STOCKHOLDERS

The selling stockholders identified below, or their respective permitted pledgees, donees, transferees, distributees or successors in interest, are selling all of the shares of common stock being offered by this prospectus.

We are registering on behalf of the selling stockholders a total of 5,409,028 shares of common stock, including (i) 3,369,444 shares of common stock issued pursuant to the Stock Purchase Agreement and (ii) up to an aggregate of 2,039,584 shares of common stock issued and issuable pursuant to restricted stock unit awards made in connection with the Employment Agreement. We are required to file this registration statement pursuant to the Stock Purchase Agreement and the Employment Agreement.

The selling stockholders may transfer shares of common stock owned by them, and, subject to compliance with the other provisions of the Stock Purchase Agreement, Third Avenue may assign its registration rights under the Stock Purchase Agreement to a purchaser of at least 50% of the shares of common stock sold pursuant to the Stock Purchase Agreement. When we refer to “selling stockholders” in the “Plan of Distribution” section of this prospectus, we mean the persons listed in the table below, and their permitted pledgees, donees, permitted transferees, distributees, successors in interest and others who later come to hold any of the selling stockholders’ interests in shares of common stock other than through a public sale.

Third Avenue does not hold and has not held any position or office, or otherwise have or has had a material relationship, with us, or any of our predecessors or affiliates, within the past three years other than as a result of the ownership of common stock and pursuant to the Stock Purchase Agreement. Mr. Messinger has been our President and Chief Executive Officer since October 3, 2013, and has not otherwise held any position or office, or otherwise have or has had a material relationship, with us, or any of our predecessors or affiliates.

The following table sets forth, as of July 9, 2015, the name of the selling stockholders, the number of shares held of record or beneficially by the selling stockholders or, in the case of Mr. Messinger, that may in the future be held of record or beneficially by him, and the number of shares that may be offered under this prospectus by the selling stockholders.

Beneficial ownership of a share of common stock is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option or other right or the conversion of any other security. The inclusion of any shares in this table does not constitute an admission of beneficial ownership.

The information in the table below is based on the information provided to us by the selling stockholders and as of the date the same was provided to us. Assuming that the selling stockholders sell all of the shares of common stock owned or beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Common Stock Owned Upon Completion of this Offering.” We cannot advise you as to whether or not the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date as of which the information is set forth on the table below.

The percentage of common stock owned as set forth in the following table is based upon 20,121,619 shares of common stock outstanding as of July 9, 2015.

6

Name of Selling Stockholders	Common Stock Beneficially Owned Prior to the Offering		Common Stock Offered Pursuant to this Prospectus		Common Stock Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering (if greater than 1%) (1)
Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund (2)	3,369,444	(3)	3,369,444	(3)	—	—

Matthew Messinger	106,691		2,039,584	(4)	1,500	—

(1)	We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell all or any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this prospectus, and because we have been informed by the selling stockholders that there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be sold or that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)	Third Avenue Management LLC is a registered investment advisor that acts as an adviser to clients including Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund, an investment company registered under the Investment Company Act of 1940, with respect to which it acts as direct adviser. Third Avenue Management LLC has sole voting and dispositive power over all of the shares.

(3)	The shares were acquired by Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund. Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund is an affiliate of M.J. Whitman LLC, a registered broker-dealer. Based on information provided to us by Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund, it purchased the shares being offered for resale in the ordinary course of business and, at the time of purchase, it had no written or oral agreements or understandings, directly or indirectly, with any person to distribute the shares.

(4)	Includes 105,191 shares of common stock issued to Mr. Messinger in connection with restricted stock unit awards previously granted to Mr. Messinger in connection with his Employment Agreement that have vested and 1,934,393 shares of common stock underlying restricted stock unit awards that will be granted and vest upon satisfaction of certain conditions as set forth in the Employment Agreement.

7

PLAN OF DISTRIBUTION

We are registering shares of common stock (i) issued to Third Avenue pursuant to the Stock Purchase Agreement and (ii) issued and issuable to Mr. Messinger pursuant to restricted stock unit awards made in connection with the Employment Agreement, in each case, in order to permit the resale of these shares of common stock by the holders thereof from time to time after the date of this prospectus. The shares of common stock acquired by Third Avenue and Mr. Messinger and the restricted unit awards issued to Mr. Messinger were originally issued (and when issued, the shares of common stock issuable in the future pursuant to the restricted stock unit awards will be issued) pursuant to exemptions from the registration requirements of the Securities Act.

We agreed to register the shares of common stock pursuant to the Stock Purchase Agreement and the Employment Agreement. We will pay all expenses incurred by the Company or its subsidiaries in effecting any registration pursuant to the Stock Purchase Agreement and the Employment Agreement or otherwise complying with our obligations under the registration rights provisions of the Stock Purchase Agreement and the Employment Agreement, including, without limitation, all registration, filing and listing fees, provided that the selling stockholders will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of shares of common stock by them and all fees and disbursements of their counsel.

We have agreed in the Stock Purchase Agreement to indemnify Third Avenue against specified liabilities, including some liabilities under the Securities Act, and in some circumstances it may be entitled to contribution. Third Avenue has also agreed in the Stock Purchase Agreement to indemnify us against specified liabilities, including some liabilities under the Securities Act, and in some circumstances we may be entitled to contribution.

We do not know when or in what amount the selling stockholders may offer the shares for sale. We expect that the offering price for the common stock will be based on the prevailing market price of the common stock at the time of sale. We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may sell all or a portion of the shares of common stock beneficially owned by them and registered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, and any broker-dealers or agents may arrange for other broker-dealers or agents to participate in effecting sales of these securities. These underwriters or broker-dealers may act as principals, or as an agent of the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or selling or agent’s commissions. The shares of common stock may be sold on any national securities exchange or automated interdealer quotation system on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in a variety of transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	one or more block trades in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•	purchases by a broker or dealer (including a specialist or market maker) as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the shares of common stock are listed;

8

•	face-to-face privately negotiated transactions between sellers and purchasers without a broker-dealer;

•	an agreement between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•	settlement of short sales or transactions to cover short sales relating to the shares entered into after the effective date of the registration statement of which this prospectus is a part;

•	distributions to creditors, equity holders, partners and members of the selling stockholders, as applicable;

•	transactions in options, swaps or other derivatives (whether listed on an exchange or otherwise);

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•	any combination of the foregoing or by any other legally available means.

The selling stockholders may also transfer the shares of common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the shares of common stock.

The selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act or any other applicable provisions of the Securities Act or the rules promulgated thereunder, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. Underwriters, brokers, dealers or agents may also receive compensation from the purchasers of shares of common stock for whom they act as agents or to whom they sell as principals, or both. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to the prospectus contained in the registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc.

In connection with sales of the shares of common stock or otherwise, the selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell these securities short, and if such short sale shall take place after the date that the registration statement is declared effective by the SEC, the selling stockholders may deliver the securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative transactions which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares of common stock registered on the registration statement to cover short sales of common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

9

Subject to any applicable company policy, the selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may, from time to time, pledge, hypothecate or grant a security interest in some or all of the shares of common stock registered by the registration statement owned by them and, if they default in the performance of their secured obligations, the pledgees, secured parties or persons to whom the securities have been hypothecated may offer and sell such securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee, persons to whom the shares have been hypothecated or other successors in interest as selling stockholders under this prospectus. The plan of distribution for that selling stockholder’s shares of common stock will otherwise remain unchanged. The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, persons to whom the securities have been hypothecated or other successors in interest thereof will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) and any broker-dealers or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any profits realized by the selling stockholders and any compensation earned by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) for the purpose of satisfying any prospectus delivery requirements.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We have agreed to use our best efforts to register or qualify the shares of common stock issued to Third Avenue under the securities laws of various states as Third Avenue may reasonably request.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares they are allowed to sell under this prospectus. The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) will act independently of us in making decisions regarding the timing, manner, and size of each sale. There can be no assurance, however, that all or any of the shares will be offered by the selling stockholders. We know of no existing arrangements between the selling stockholders and any broker, dealer, finder, underwriter, or agent relating to the sale or distribution of the securities.

The selling stockholders (or their permitted pledgees, donees, transferees, distributees or successors in interest) and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise. All of the foregoing may affect the marketability of the securities offered hereby.

10

DESCRIPTION OF CAPITAL STOCK

The following summary is not a complete description of the applicable provisions of our certificate of incorporation, bylaws the Plan, or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See “Where You Can Find Additional Information.”

Authorized Capitalization

Our authorized capital stock consists of 79,999,997 shares of common stock with par value of $.01 per share, one share of Series A preferred stock, one share of Series B preferred stock, each with a par value of $.01 per share, one share of a class of special stock, par value $.01 per share and 40,000,000 shares of a class of designation preferred stock, par value $0.01 per share.

Restrictions on Transfers Related to Preservation of Certain Tax Benefits Associated with NOLs

In order to help preserve certain tax benefits primarily associated with the Company’s NOLs, the Company’s certificate of incorporation generally prohibits transfers of stock that would result in a person or group of persons becoming a 4.75% stockholder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% stockholder of its percentage ownership interest. Any direct or indirect transfer attempted in violation of the certificate of incorporation will be void. The restrictions on transfer under the certificate of incorporation will not apply if the transferor or the transferee obtains the prior written approval of the board of directors. Any person who desires to effect an otherwise prohibited transaction may, prior to the date of the proposed transaction, submit a request in writing that the board of directors review and authorize the transaction, following the procedures set forth in the certificate of incorporation. These restrictive provisions in the certificate of incorporation will expire by their terms on the earliest to occur of, among other things, February 12, 2025; the date selected by the board of directors, if the board of directors determines that it is in the best interests of the Company’s stockholders for the restrictions set forth in certificate of incorporation to be removed or released; and the date selected by the holders of a majority of the voting power of the Company, approved at an annual or special meeting of stockholders or by written consent.

Common Stock

As of July 9, 2015, there were 20,121,619 shares of common stock issued and outstanding (excludes 4,590,185 shares held in treasury) held by 226 holders of record. Except as set forth below or otherwise required by law or as otherwise provided in any preferred stock or special stock that may be authorized in the future, the holders of the common stock exclusively possess all voting power, and each share of common stock has one vote.

General. The common stock is subject to the express terms of the special stock, the Series A preferred stock, the Series B preferred stock and any series of designation preferred stock. Until such time as there has been a General Unsecured Claim Satisfaction and the final payment is made to the former Majority Shareholder (as defined under the Plan), the Company may not (whether by merger, consolidation or otherwise), directly or indirectly, (A) declare or pay any dividends on, or make or pay any distributions to the holders of, the common stock (provided that the foregoing does not restrict the declaration or payment or making of dividends or distributions on the common stock solely in the form of (1) common stock of the Company, (2) rights to acquire common stock of the Company, or (3) any rights declared or paid or distributed to any class or series of capital stock in connection with the adoption of any stockholder rights plan to preserve the Company’s loss carryforwards or otherwise limit ownership in the Company), or (B) repurchase or redeem any shares of common stock, in each case other than in accordance with the Plan, or (C) without the written consent of the former Majority Shareholder, amend, alter or repeal the certificate of incorporation or by-laws if such amendment would amend, alter or repeal any rights, privileges or terms applicable to the Series B preferred stock, or if such amendment would impair the rights of the former Majority Shareholder as delineated in the Plan.

Certain Amendments to the Certificate of Incorporation. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation that relates solely to the alteration or change of the powers, preferences, rights or other terms of one or more outstanding series of preferred stock or series of designation preferred stock (or of special stock, as applicable) if the holders of such affected series of preferred stock or designation preferred stock (or the special stock, as applicable) are entitled, either separately or, in the case of one or more series of preferred stock or designation preferred stock, together with the holders of one or more other series of preferred stock or designation preferred stock, to vote thereon as a separate class pursuant to the certificate of incorporation or pursuant to the Delaware General Corporation Law as currently in effect or as may be amended in the future.

Preferred Stock

Our preferred stock is issued in two series, of which one such series is designated the Series A preferred stock, and the other such series is designated the Series B preferred stock. The Series A preferred stock consists of one (1) authorized share, and the Series B preferred stock consists of one (1) authorized share. The Series B preferred stock is held by an escrow agent as security for certain stockholder payments as outlined in the Plan. Except as provided by our certificate of incorporation or as otherwise required by law, the Series B preferred stock is not entitled to vote on any matters submitted to a vote of stockholders of the Company, including any amendment to our certificate of incorporation.

11

As of the date of this prospectus, there is one share of Series A preferred stock and one share of Series B preferred stock outstanding.

Dividends. No dividends or distributions may be declared, paid or made on the Series A preferred stock or Series B preferred stock.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holder of the Series A preferred stock and the holder of the Series B preferred stock are entitled to receive for its share of Series A preferred stock or Series B preferred stock, as applicable, out of the assets of the Company or proceeds thereof available for distribution to stockholders of the Company, and after satisfaction of all liabilities and obligations to creditors of the Company, on par with each share of equally ranked stock, other than Series A preferred stock or Series B preferred stock, or parity stock, but before any distribution of such assets or proceeds is made to or set aside for the holders of junior ranked stock, an amount equal to the par value of such share of Series A preferred stock or such share of Series B preferred stock, as applicable. To the extent such amount is paid in full to the holder of the Series A preferred stock, the holder of the Series B preferred stock and all holders of parity stock, the holders of junior ranked stock of the Company will be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

Redemption. The Series A preferred stock will, subject to lawfully available funds, be automatically redeemed at such time as the General Unsecured Claim Satisfaction has occurred (as outlined in the Plan), at a per share redemption price equal to the par value of one share of Series A preferred stock. The Series B preferred stock will, subject to lawfully available funds, be automatically redeemed at such time as the former Majority Shareholder is paid the initial majority stockholder payment and the subsequent majority stockholder payment (as outlined in the Plan), at a per share redemption price equal to the par value of one share of Series B preferred stock.

Voting Rights. Except as expressly provided in the certificate of incorporation or as otherwise required by applicable law, the holder of the Series A preferred stock and the holder of the Series B preferred stock will not be entitled to vote on any matters submitted to a vote of stockholders of the Company.

Special Voting Rights of the Holder of the Series A Preferred Stock. For so long as the Series A preferred stock is outstanding, certain Company actions, as outlined in the Plan, may not be taken, directly or indirectly, without the affirmative vote of the holder of the Series A preferred stock, including, but not limited to: (i) amending, altering or repealing any provision of the certificate of incorporation or bylaws, (ii) establishing any committee of the board of directors that does not include the Series A Director (as defined in our certificate of incorporation), who is appointed by the holder of the Series A preferred stock; (iii) remove the Series A Director; or (iv) issue, sell or grant any common stock or common stock equivalents (subject to certain limited exceptions as set forth in the certificate of incorporation).

Special Voting Rights of the Series A Director. For so long as the Series A preferred stock is outstanding, certain Company actions, as outlined in the Plan, may not be taken, directly or indirectly, without the affirmative vote of the Series A Director, including, but not limited to, the entering into of any transaction with an insider or an affiliate (subject to certain limited exceptions as set forth in the certificate of incorporation).

Special Stock

In connection with the transactions contemplated by the Stock Purchase Agreement and the investment by Third Avenue in the Company, the Company amended its certificate of incorporation to provide for the authorization of one share of special stock, par value $.01 per share. The sole purpose of the share of special stock is to enable Third Avenue to elect one member of the board of directors. No dividends or distributions may be declared, paid or made on the special stock. The special stock ranks junior to the Series A preferred stock and Series B preferred stock, and senior to the common stock, as to distributions of assets on any liquidation, dissolution or winding up of the Company, but only in an amount equal to the par value of such share. The special stock will, subject to lawfully available funds, be automatically redeemed at such time as the “Special Stock Ownership Threshold” (which is 2,345,000 out of the 3,369,444 shares of common stock purchased by Third Avenue) is no longer satisfied, at a per share redemption price equal to its par value. Except as expressly provided in the certificate of incorporation or as otherwise required by applicable law, the holder of the special stock is not entitled to vote such share on any matters submitted to a vote of stockholders of the Company.

12

Designation Preferred Stock

Subject to the rights of the holders of the Series A preferred stock, the Series B preferred stock and the special stock, and subject to the limitations prescribed by law, the board of directors is authorized, subject to any limitations prescribed by law or expressly set forth in the Certificate of Incorporation, to provide for the issuance of shares of designation preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

The number of authorized shares of designation preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the designation preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

Ranking. The designation preferred stock must rank junior to the Series A preferred stock and Series B preferred stock as to distributions of assets on any liquidation, dissolution or winding up of the Company.

Dividends. Until such time as the Series A preferred stock and Series B preferred stock have been redeemed in accordance with the certificate of incorporation, no dividends or distributions of cash or other property of the Company may be declared, paid or made on the designation preferred stock (provided that the foregoing shall not restrict the declaration or payment or making of dividends or distributions on the designation preferred stock solely in the form of (1) capital stock of the Company, (2) rights to acquire capital stock of the Company, or (3) any rights declared or paid or distributed to any class or series of capital stock in connection with the adoption of any stockholder rights plan to preserve the Company’s loss carryforwards or otherwise limit ownership in the Company).

Board of Directors

Generally. Except as set forth below, for so long as the Series A preferred stock is outstanding, the board of directors will be comprised of five directors, as follows:

(i) two directors who are elected by the holders of common stock pursuant to the Company’s by-laws, such director referred to herein as the EC Directors;

(ii) one director who is elected by the holder of the Series A preferred stock, voting as a separate class to the exclusion of the holders of common stock, the special stock, the designation preferred stock and any other preferred stock, such director referred to herein as the Series A Director;

(iii) from and after the issuance of special stock and until the first date that the Special Stock Ownership Threshold is no longer satisfied, one director who is elected by the holder of the special stock, voting as a separate class to the exclusion of the holders of common stock, designation preferred stock and any preferred stock, such director referred to herein as the Special Stock Director; and

(iv) one director who is nominated by the EC Directors with the reasonable consent of the holder of the Series A preferred stock and, following such nomination, is elected by the holder of the Series A preferred stock, voting as a separate class to the exclusion of the holders of common stock, the special stock, the designation preferred stock and any other preferred stock, such director, the Independent Director. Such director must (I) meet the requirements of an independent director under the standards of the NASDAQ Stock Market and (II) not be an affiliate of (v) any holder of the special stock, (w) any unsecured creditor that holds a claim in an amount that is greater than $50,000, (x) any holder of two percent or more of the Company’s common stock, (y) any backstop party (as defined in the certificate of incorporation) or (z) a former Majority Shareholder.

13

The composition of the board of directors described above changes upon the happening of certain events. These events include:

•	On the first date that the Special Stock Ownership Threshold is no longer satisfied, the term of the Special Stock Director will automatically terminate, the person formerly holding such directorship will cease to be a director of the Company and the size of the board of directors will be automatically reduced by one directorship. Immediately following such reduction, the size of the board of directors will automatically be increased by one directorship, which will be an EC Director.

•	If the Company is unable to satisfy all of its general unsecured claims by October 1, 2016, then the Company’s certificate of incorporation provides that (i) the terms of the EC Director(s) in office, except the oldest EC Director in age in office, shall automatically terminate and the terms of the Independent Director and Special Stock Director shall automatically terminate, (ii) immediately following such termination of directorships and the resultant automatic reduction in the size of the board of directors to two directors, the size of the board of directors will automatically increase to nine members and (iii) the seven directorships created thereby are to be elected by the holder of the Series A preferred stock. Also, if the general unsecured claims have been satisfied but the required payment to the former Majority Shareholder has not been made by October 16, 2016, then (i) the terms of all directors in office except for the oldest EC Director in age shall automatically terminate, (ii) immediately following such termination of directorships and the resultant automatic reduction in the size of the board of directors to one director, the size of the board of directors will automatically increase to four members and (iii) the three directorships created thereby are to be elected by the holder of the Series B preferred stock (the Company’s former Majority Shareholder). In each case, a majority of the members of the board of directors will be elected by the holder of the Series A preferred stock or the holder of the Series B preferred stock, as applicable, until the required payments are made.

Staggered Board. The board of directors is divided into two classes, as nearly equal in number as possible, designated Class I and Class II. Subject to the provisions of our certificate of incorporation, each director serves for a term ending at the second annual meeting following the annual meeting at which such director was elected and until his or her successor is elected and qualified or his or her earlier resignation or removal. The Series A Director and the Independent Director are Class I directors and the EC Directors and the Special Stock Director are Class II directors. The Class II directors terms were due to expire at the 2014 annual meeting of stockholders, but the Company did not hold an annual meeting in 2014. Therefore, the Class II directors whose terms were due to expire at the 2014 annual meeting remained in office. As a result, at the Company’s 2015 annual meeting, nominees for election as Class I directors (whose terms are due to expire at the 2015 annual meeting) and nominees for election as Class II directors will both be proposed to the stockholders. At the 2015 annual meeting, (i) nominees for election as Class I directors will be proposed for election to serve for a term ending at the second annual meeting following the 2015 annual meeting and (ii) nominees for election as Class II directors will be proposed for election to serve for a term ending at the first annual meeting following the 2015 annual meeting, and in each case to serve until such director’s respective successor is elected and qualified or until his or her earlier resignation or removal. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class will be apportioned as nearly equal as possible. Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Company entitled to elect such director.

14

Anti-Takeover Effects of Certain Provisions in Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain some provisions which may have the effect of delaying, deferring or preventing a change in control of the Company.

Special Meetings

Our bylaws provide that a special meeting of the stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the board of directors and may not be called by any other person or persons.

Chapter 11 Plan

In addition to the provisions regarding the election of directors to the board of directors, as described above, the Plan also provides that Syms creditors holding Allowed Claims are entitled to payment of those claims in full. The Plan also provides for Filene’s, LLC creditors to receive recoveries from the monetization of certain of Trinity’s assets. Filene’s, LLC Short-Term creditors are entitled to payment in full on their Allowed Claims and Filene’s, LLC Long-Term creditors with Allowed Claims are entitled to a recovery of 75% on their claims.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (718) 921-8200.

Listing

The common stock is quoted on the OTCQB under the symbol “TPHS.”

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.

EXPERTS

The financial statements and schedule as of February 28, 2015, the financial statements as of March 1, 2014, the changes in net assets for the period from March 2, 2013 to February 28, 2015 and management's assessment of the effectiveness of internal control over financial reporting as of February 28, 2015 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the shareholders’ approval of a plan of liquidation on November 1, 2011 and that as a result the Company changed from a going concern basis of accounting to liquidation basis effective October 30, 2011.  The paragraph further explains that the Company changed its basis of accounting back to the going concern basis of accounting on February 10, 2015.

15

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended February 28, 2015, filed with the SEC on May 14, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended May 30, 2015, filed with the SEC on July 9, 2015;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 26, 2015; and

•	the description of our common stock contained in our Current Report on Form 8-K12G3 filed on September 19, 2012, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.trinityplaceholdings.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Chief Financial Officer, Trinity Place Holdings Inc., 717 Fifth Avenue, Suite 1303, New York, New York 10022, or call (212) 235-2190.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

16

5,409,028 Shares

Trinity Place Holdings Inc.

Common Stock

PROSPECTUS

July 14, 2015

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses payable by us in connection with the distribution of the securities being registered. We have estimated all amounts except the SEC registration fee.

	Amount to be paid
SEC registration fee	$4,666
Legal fees and expenses	$55,000
Accounting fees and expenses	$10,000
Miscellaneous expenses	$5,000
Total	$74,666	*
* Previously paid.

Item 15.      Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Article Eighth of our certificate of incorporation provides:

“To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.”

Our certificate of incorporation provides certain indemnification rights to certain persons as set forth in Article Ninth thereof, the full text of which is set forth below:

“(i) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (iii) of this Article with respect to an action brought by a Covered Person to recover an unpaid indemnification or advancement claim to which such Covered Person is entitled, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

II-1

(ii) The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article or otherwise.

(iii) If a claim for indemnification under this Article (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(iv) The rights conferred on any Covered Person by this Article shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Corporation’s by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

(v) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, nonprofit entity or other entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, non-profit entity or other entity.

(vi) Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

(vii) This Article shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 145 of the Delaware General Corporation Law, which is referenced in Article Ninth of our certificate of incorporation and which relates to indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

II-2

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

II-3

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.      Exhibits

See the Exhibit Index attached hereto and incorporated herein by reference.

Item 17.      Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

II-4

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) if the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on July 14, 2015.

TRINITY PLACE HOLDINGS INC.

By:	/s/ Richard G. Pyontek
Richard G. Pyontek
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.

Signatures	Title	Date

/s/ Matthew Messinger	President and Chief Executive Officer	July 14, 2015
Matthew Messinger	(Principal Executive Officer)

/s/ Richard G. Pyontek	Chief Financial Officer (Principal Financial	July 14, 2015
Richard G. Pyontek	Officer, Principal Accounting Officer)

*	Director	July 14, 2015
Alexander C. Matina

*	Director	July 14, 2015
Alan Cohen

*	Director	July 14, 2015
Joanne M. Minieri

*	Director	July 14, 2015
Keith M. Pattiz

*	Director	July 14, 2015
Marina Shevyrtalova

*By:	/s/ Richard G. Pyontek
Richard G. Pyontek
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
2.1	Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries (incorporated by reference to Exhibit 99.1 of the Form 8-K filed by the Company on September 6, 2012)
2.2	Agreement and Plan of Merger by and between Syms Corp. and Trinity Place Holdings Inc. dated September 14, 2012 (incorporated by reference to Exhibit 2.1 of the Form 8-K12G3 filed by the Company on September 19, 2012)
4.1	Amended and Restated Certificate of Incorporation of Trinity Place Holdings Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed by the Company on February 13, 2015)
4.2	Bylaws of Trinity Place Holdings Inc. (incorporated by reference to Exhibit 3.2 of the Form 8-K filed by the Company on September 19, 2012)
4.3	Stock Purchase Agreement, dated as of October 1, 2013, between Trinity Place Holdings Inc. and Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund (incorporated by reference to Exhibit 10.1 of the Form 8-K filed by the Company on October 2, 2013)
4.4	Employment Agreement, dated as of October 1, 2013, between Trinity Place Holdings Inc. and Matthew Messinger (incorporated by reference to Exhibit 10.2 of the Form 8-K filed by the Company on October 2, 2013)
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP*
23.1	Consent of BDO USA, LLP
23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney*
*	Previously filed.